FILER:

COMPANY DATA:
COMPANY CONFORMED NAME:                     ITRONICS INC.
CENTRAL INDEX KEY:                          0000825203
INDUSTRIAL CLASSIFICATION:                  Services - Engineering, Accounting,
                                            Research, Management [8700]
IRS NUMBER:                                 752198369
STATE OF INCORPORATION:                     TX
FISCAL YEAR END:                            1231

FILING VALUES:
FORM TYPE:                                  S-8
SEC ACT:
SEC FILE NUMBER:
FILM NUMBER:

BUSINESS ADDRESS:
STREET 1:                                   6490 S. MCCARRAN BLVD. BLDG C-23
CITY:                                       RENO
STATE:                                      NV
ZIP:                                        89509
BUSINESS PHONE:                             702-689-7696

MAIL ADDRESS:
STREET 1:                                   6490 S. MCCARRAN BLVD. BLDG C-23
CITY:                                       RENO
STATE:                                      NV
ZIP:                                        89509

          UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                            FORM S-8

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ITRONICS INC.
            (Name of small business issuer in its charter)

          TEXAS                            75-2198369
--------------------------            ---------------------
     (State or other                    (I.R.S. Employer
      jurisdiction of                    Identification No.)
      incorporation
      or organization)

  6490 S. McCarran Blvd.
   Bldg. C-23, Reno NV                        89509

--------------------------            ----------------------
  (Address of principal                     (Zip Code)
    place of business)








      Itronics Inc. Consultant/Employee Stock Compensation Plan
            -----------------------------------------------
                       (Full title of the plan)

   Donald F. Mintmire, Esq, 265 Sunrise Avenue, Suite 204, Palm Beach,
                              FL 33480;
                          Tel: (561) 832-5696
      --------------------------------------------------------------
        (Name, address and telephone number of agent for service)

                     CALCULATION OF REGISTRATION FEE

TITLE OF           PROPOSED        PROPOSED       MAXIMUM        AMOUNT OF
SECURITIES          AMOUNT         MAXIMUM       AGGREGRATE     REGISTRATION
TO BE               TO BE          OFFERING       OFFERING        FEE (1)
REGISTERED        REGISTERED      PRICE PER      PRICE PER
                                    SHARE          SHARE




Common Stock      2,000,000 (2)     $.15          $300,000         $100
$0.001 par value
(1) Estimated pursuant to Rule 457(c) and 457(h) solely for the purpose of calculating the Registration Fee, which is based on the closing sale price of the Company's Common Stock on August 28, 1998 as reported on the OTC Electronic Bulletin Board.

(2) Represents the maximum number of shares to which options may be granted under the Itronics Inc. Consultant/Employee Stock Compensation Plan (the "Plan").

                             PART II

          INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents which have been heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant (File No. 33-27610-A) pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

   (1) The Registrant's Annual Report on Form l0-KSB for the fiscal year ended December 31, 1997;

   (2) All other reports filed by the Registrant with the Commission pursuant to
Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to above; and

   (3) The description of the Common Stock of the Registrant contained in the Registrant's Form 10-KSB.

   All documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

   Not applicable.

Item 5. Interests of Named Experts and Counsel.

   Not applicable.

Item 6. Indemnification of Directors and Officers.

   The Bylaws of the Registrant contain provisions which provide for the indemnification of directors, officers, and other employees or agents of the Registrant properly appointed to serve in an official capacity who while acting in good faith, in the best interests of the Registrant, and within the scope of their offices, are or are threatened to be named as a defendant or respondent in a civil or criminal action. The extent of the indemnification is limited to judgements, penalties, fines, settlements and reasonable expenses actually incurred.

Item     7.       Exemption from Registration Claimed.

   Not applicable.

Item     8.       Exhibits.

   *     5.1      Opinion of Mintmire & Associates
   *     10.1     Itronics Inc. Consultant/Employee Stock Compensation Plan
   *     23.1     Consent of Kafoury, Armstrong & Co.
   *     23.2     Consent of Mintmire & Associates. (contained in the opinion filed as Exhibit 5.1 hereof)

(* filed herewith)

Item 9. Undertakings.

   The Registrant hereby undertakes:

     (a) (1) to file, during any period in which it offers or sells securities, a post effective amendment to this registration statement to include any prospectus required by Section 10(a) (3) of the Securities Act;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

                  (3) to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the FFActIY) may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of this counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final jurisdiction of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf, in the City of Reno, Nevada. on August 28, 1998.

ITRONICS INC.

By:/s/John W. Whitney
John W. Whitney, President

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                    Date

/s/ John W. Whitney                         Director               8-28-98
John W. Whitney

/s/ Paul H. Durckel                         Director               8-28-98
Paul H. Durckel

/s/ Alan C. Lewin                           Director               8-27-98
 Alan C. Lewin

                                  EXHIBIT INDEX

EXHIBIT                             DESCRIPTION

5.1                                 Opinion of Mintmire & Associates
10.1                                Itronics Inc. Consultant/Employee Stock
                                    Compensation Plan
23.1                                Consent of Kafoury, Armstrong & Co.